Patrick Industries, Inc. Completes Acquisition of Maple City Woodworking Corporation and Announces Increased Share Repurchase Authorization ELKHART, IN – March 16, 2020 - Patrick Industries, Inc. (NASDAQ: PATK) (“Patrick” or the “Company”) announced today that it has completed the acquisition of Goshen, Indiana-based Maple City Woodworking Corporation (“Maple City”), a manufacturer of hardwood cabinet doors and fascia for the recreational vehicle (“RV”) market. Maple City’s fiscal 2019 revenue was approximately $12 million, and the Company expects the acquisition to be immediately accretive to net income per share. “The acquisition of Maple City provides the opportunity for Patrick to capitalize on our existing hardwood door manufacturing expertise and capabilities, increase our RV content per unit, and expand our footprint as a premier supplier to the RV market,” said Andy Nemeth, President and Chief Executive Officer of Patrick. “In addition, Maple City is an excellent fit with our entrepreneurial philosophy and we are excited about bringing the two companies together to continue to serve our customers at the highest level, providing high-quality, customized cabinet doors and components. Consistent with previous acquisitions, we will support Maple City with a financial and operational foundation that will allow it to capitalize on its core competencies.” Jeff Stine, President of Maple City, said, “After more than 18 years leading and growing our business, we look forward to partnering with Patrick, which is a great fit for our operation and will help propel Maple City to the next level.” The acquisition of Maple City includes the acquisition of working capital, machinery and equipment, and real estate. Patrick will continue to operate Maple City on a stand-alone basis under its brand name in its existing facilities. Share Repurchase Authorization On March 13, 2020, the Company's Board of Directors authorized an increase in the amount of the Company's common stock that may be acquired over the next 24 months under the current stock repurchase program to $50.0 million, including the $17.4 million remaining under the previous authorization. Year-to-date through March 13, 2020, the Company repurchased 223,375 shares at an average price of $40.59 per share for a total cost of $9.1 million.

About Patrick Industries, Inc. Patrick Industries, Inc. is a major manufacturer and distributor of component products and building products serving the recreational vehicle, marine, manufactured housing, residential housing, high-rise, hospitality, kitchen cabinet, office and household furniture, fixtures and commercial furnishings, and other industrial markets and operates coast-to-coast in various locations throughout the United States and in Canada, China and the Netherlands. Patrick’s major manufactured products include decorative vinyl and paper laminated panels, countertops, fabricated aluminum products, wrapped profile mouldings, slide-out trim and fascia, cabinet doors and components, hardwood furniture, fiberglass bath fixtures and tile systems, thermoformed shower surrounds, specialty bath and closet building products, fiberglass and plastic helm systems and component products, wiring and wire harnesses, boat covers, towers, tops and frames, electrical systems components including instrument and dash panels, softwoods lumber, interior passage doors, air handling products, RV painting, slotwall panels and components, aluminum fuel tanks, and CNC molds and composite parts and other products. The Company also distributes drywall and drywall finishing products, electronics and audio systems components, wiring, electrical and plumbing products, appliances, cement siding, raw and processed lumber, FRP products, interior passage doors, roofing products, tile, laminate and ceramic flooring, shower doors, furniture, fireplaces and surrounds, interior and exterior lighting products, and other miscellaneous products, in addition to providing transportation and logistics services. Cautionary Statement Regarding Forward-Looking Statements This press release contains certain statements related to future results, our intentions, beliefs and expectations or predictions for the future, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. Potential factors that could impact results include: adverse economic and business conditions, including cyclicality and seasonality in the industries we sell our products; the deterioration of the financial condition of our customers or suppliers; the loss of a significant customer; changes in consumer preferences; pricing pressures due to competition; conditions in the credit market limiting the ability of consumers and wholesale customers to obtain retail and wholesale financing for RVs, manufactured homes, and marine products; the imposition of restrictions and taxes on imports of raw materials and components used in our products; information technology performance and security; any increased cost or limited availability of certain raw materials; the impact of governmental and environmental regulations, and our inability to comply with them; our level of indebtedness; the ability to remain in compliance with our credit agreement covenants; the availability and costs of labor and production facilities; inventory levels of retailers and manufacturers; the ability to generate cash flow or obtain financing to fund growth; future growth rates in the Company's core businesses; realization and impact of efficiency improvements and cost reductions; the successful integration of acquisitions and other growth initiatives; increases in interest rates and oil and gasoline 2 prices; the ability to retain key executive and management personnel; and adverse weather conditions impacting retail sales. There can be no assurance that any forward-looking statement will be realized or that actual results will not be significantly different from that set forth in such forward-looking statement. The Company does not undertake to publicly update or revise any forward-looking statements except as required by law. Information about certain risks that could affect our business and cause actual results to differ from those expressed or implied in the forward-looking statements are contained in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and in the Company's Form 10-Qs for subsequent quarterly periods, which are filed with the Securities and Exchange Commission (“SEC”) and are available on the SEC’s website at www.sec.gov. Each forward- looking statement speaks only as of the date of this press release, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date on which it is made. Contact: Julie Ann Kotowski Investor Relations kotowskj@patrickind.com 574.294.7511 3